                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported)    August 21, 1998



                            PEN-TAB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   54-1833398
(State or other jurisdiction                    (I.R.S.  Employer
Incorporation or organization)                  Identification Number)



                                167 KELLEY DRIVE
                             FRONT ROYAL, VA 22630
                           TELEPHONE: (540) 622-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 2. Acquisition or Disposition of Assets.

     Pen-Tab Industries, Inc. ("Pen-Tab") issued a press release announcing that on August 21, 1998, that it has completed the purchase of Stuart all Company Inc. ("Stuart Hall"), a subsidiary of Newell Co. Stuart Hall, is a manufacturer and marketer of school, home, and office supply products which will complement Pen-Tab's current product offerings. The impact of the purchase is material to Pen-Tab's consolidated results. Pen-Tab Industries is financing the stock purchase through an equity contribution of $40 million from Pen-Tab Holdings and $70 million of bank debt.

A copy of the press release is attached hereto as Exhibit 99.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired

     (b)  Pro Forma Financial Information


     (c)   Exhibits.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Pen-Tab Industries, Inc.
                                        (Registrant)



Date:                                      By: /s/ William Leary
----------------------------                   ---------------------
                                                William Leary
                                                Vice President, Chief Financial
                                                and Administrative Officer
                                                (principal financial officer
                                                and accounting officer)

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS



Pen-Tab Industries, Inc. ("Pen-Tab") consummated the purchase of Stuart Hall Company, Inc. ("Stuart Hall") a subsidiary of Newell Co., on August 20, 1998. Pen-Tab is financing the stock purchase through an equity contribution of $40 million from its parent company, Pen-Tab Holdings, Inc. and the balance in bank debt. The purchase price is $107 million plus a post closing purchase price adjustment based on the closing date working capital balance. This post closing purchase price adjustment is expected to be approximately $20 million. For purposes of the pro forma condensed balance sheet as of July 4, 1998, the post closing purchase price adjustment was estimated to be $38 million at that time. The pro forma condensed balance sheet is presented at July 4, 1998 and the pro forma condensed statement of operations is presented for the year ended January 3, 1998 and for the six month period ended July 4, 1998.

FOR THE YEAR ENDED JANUARY 3, 1998

PRO FORMA CONDENSED STATEMENTS OF OPERATIONS                 PEN-TAB           STUART          PRO FORMA         PRO FORMA
                                                            INDUSTRIES          HALL          ADJUSTMENTS         RESULTS

                                                                                    (In thousands)
Net Sales..............................................     $96637             $87183         $                  $183820
Cost of goods sold.....................................      71701              65732          -2000              135433

                                                          ----------------------------------------------------------------
 Gross profit..........................................      24936              21451           3000               48347
Selling, general and administration
expenses.                                                    17642              13128          -4593               26177

                                                          ----------------------------------------------------------------
Income from operations.................................       7294               8323           6593               22210

Interest expense.......................................       8194               1252           6414               15860

                                                          ----------------------------------------------------------------
(Loss) income before income tax
  expense..............................................       -900               7071            179                6350

Income tax provision (benefit).........................       1945               3183          -2715                2413
                                                          ----------------------------------------------------------------
Net income (loss)......................................     $-2845              $3888          $2894               $3937
                                                          ================================================================

Pro Forma Adjustment
--------------------
1) Income from operations; reflects the expected $6.6 million of operational synergies in combining the two businesses including headcount reductions and reallocation of product shipments among the three manufacturing and distribution facilities.
2) Interest expense; reflects the acquisition debt as if the acquisition occurred at the beginning of the year.
3) Income taxes; reflects adjustment to bring income taxes to an effective rate of 38%.

FOR THE YEAR ENDED JULY 4, 1998

PRO FORMA CONDENSED STATEMENTS OF OPERATIONS                PEN-TAB             STUART           PRO FORMA         PRO FORMA
                                                          INDUSTRIES             HALL           ADJUSTMENTS         RESULTS
                                                                                    (In Thousands)
Net Sales..............................................   $55440                $52125                             $107565
Cost of goods sold.....................................    41015                 34989          -1000                74504

                                                          -------------------------------------------------------------------
 Gross profit..........................................    14425                 17136           1000                33061
Selling, general and administrative
  expenses.............................................     9022                  7587           2297                 3100

                                                          -------------------------------------------------------------------
Income from operations.................................     5403                  9549           3297                18249
Interest expense.......................................     4261                   626           3100                 7987
                                                          -------------------------------------------------------------------
Income (loss) income before income taxes...............
                                                            1142                  8923            197                10262

Income tax provision (benefit).........................      542                  4015           -657                 3900
                                                          -------------------------------------------------------------------
Net income (loss)......................................     $600                 $4908           $854                $6362
                                                          ===================================================================

Pro Forma Adjustment
--------------------
1) Income from operations; reflects 50% or $3.3 million of operational synergies in combining the two businesses including headcount reductions and reallocation of product shipments among the three manufacturing and distribution facilities.
2) Interest expense; reflects the acquisition debt as if the acquisition occurred at the beginning of the year.
3) Income taxes; reflects adjustment to bring income taxes to an effective rate of 38%.

JULY 4, 1998

                                                -------------------
                                                PEN-TAB      STUART     PRO FORMA   PRO FORMA
                                                -------      ------     ---------   ---------
                                                              HALL                  BALANCES
                                                             ------                 ---------
PRO FORMA CONDENSED BALANCE SHEET:                             (In thousands)
Cash and cash equivalents................       $    0         $    1    $    0           $1
Working capital..........................        51813          29965    -13922        67856
Total assets.............................        82057         144709     26766       253532
Total debt...............................        95990          12175     70800       178965
Total stockholders' equity...............       -27405          87702    -48502        11795

Pro Forma Adjustments
---------------------
1) Working capital; reduction in inventory due to product rationalization and increase in due to Newell (sellor) reflect the estimated post-closing purchase price adjustment.
2) Total assets; reflects the write off of $49 million of goodwill on the balance sheet of Stuart Hall at the date of acquisition and the recording of $75 million of goodwill associated with Pen-Tab's purchase of Stuart Hall.
3) Total debt; reflects the bank debt incurred to acquire the stock of Stuart Hall. $35 million is in the form of a fully drawn $35 million three year term loan. $36 is in drawings under a 3 year $100 million dollar revolving credit facility.
4) Total stockholders equity; reflects the write off of Stuart Hall's stockholders equity of $88 million offset partially by the equity contribution of $40 million from Pen-Tab Holdings, Inc.